Exhibit 8.2

August 31, 2026

Tri-County Financial Group, Inc.

706 Washington Street

Mendota, Illinois 61342

Re: Opinion Regarding Material Federal Income Tax Consequences of the Integrated Merger

Ladies and Gentlemen:

We have acted as special tax counsel to Tri-County Financial Group, Inc., a Delaware corporation (“Company”), in connection with (i) the merger of HB-TYFG Merger, Inc., a Delaware corporation (“MergerCo”) and wholly-owned subsidiary of HBT Financial, Inc., a Delaware corporation (“Acquiror”), with and into Company, with Company surviving as a wholly-owned subsidiary of Acquiror (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of August 10, 2026 by and among Acquiror, MergerCo and Company (the “Merger Agreement”) and (ii) immediately thereafter, the merger of Company with and into Acquiror, with Acquiror as the surviving corporation (the “Mid-Tier Merger,” and together with the Merger, the “Integrated Merger”) pursuant to the Agreement and Plan of Merger dated as of August 10, 2026 by and among Acquiror and Company (“Mid-Tier Merger Agreement”), as more fully described in the registration statement on Form S-4, including a proxy statement/prospectus (the “Registration Statement”), being filed by Acquiror with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Our opinion is being delivered to you in connection with the Registration Statement.

In connection with our opinion, we have reviewed the Merger Agreement, the Mid-Tier Merger Agreement, the Registration Statement, and such other documents and records as we deemed necessary or appropriate for purposes of issuing our opinion (collectively, the “Documents”). In our examination of the Documents, we have assumed their completeness and authenticity, and we have further assumed that each of the Documents has been or will be duly authorized and executed in the form as examined by us and will be binding upon all parties thereto. We are expressly relying for purposes of our opinion on the facts, information, representations, warranties and covenants contained in the Documents. In addition, we are expressly relying upon additional representations of fact made by Company in a letter dated the date hereof and by Acquiror in a letter dated the date hereof, delivered to us in connection with our opinion (collectively, the “Representation Certificates”), as well as facts learned in discussions with certain officers of Company and certain other assumptions stated herein. We are relying upon the accuracy of any representations or statements made that are qualified by the maker’s knowledge or belief as if such representations or statements were made without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not been asked to and have not attempted to verify any facts, information, warranties or representations (collectively “statements”) through independent investigation and are assuming that each is true, correct and complete as of the date hereof and that no actions inconsistent with such statements have occurred or will occur.

200 West Madison Street, Suite 3900 | Chicago, Illinois 60606 | T. 312.984.3100 | F. 312.984.3150 | bfkn.com

Tri-County Financial Group, Inc.

August 31, 2026

In connection with our opinion, we have assumed that the Integrated Merger will be effected and consummated in accordance with the terms and conditions of the Merger Agreement and the Mid-Tier Merger Agreement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof. We have also assumed that none of the parties will take any action after the Integrated Merger that would cause the Integrated Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Based on and subject to the foregoing, including, without limitation, the qualifications, exceptions and assumptions set forth above and the exceptions, qualifications and limitations set forth below, it is our opinion that: (i) the Merger and the Mid-Tier Merger will be treated as a single integrated transaction that will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiror and Company will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code, and (ii) the statements regarding the United States federal income tax consequences set forth in the Registration Statement under the caption “The Merger – Material U.S. Federal Income Tax Consequences of the Integrated Merger,” insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

We express no opinion as to the tax treatment of the Integrated Merger under the provisions of any other sections of the Code or under any state, local or foreign tax laws which also may be applicable thereto or as to any other party in the Integrated Merger, nor do we express any opinion as to the Bank Merger (as defined in the Merger Agreement) or non-tax issues such as corporate law or securities law matters. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the discussion contained in the Registration Statement under the caption “The Merger – Material U.S. Federal Income Tax Consequences of the Integrated Merger” addresses all of the United States federal income tax consequences of the Integrated Merger that may be applicable to Company or the holders of Company common stock. Without limiting the generality of the foregoing, we express no opinion as to the effect of the Integrated Merger (i) on any party to the Integrated Merger or on any direct or indirect shareholder of the Company that is a corporation under the alternative minimum tax imposed under Section 55 of the Code or (ii) under the excise tax imposed under Section 4501 of the Code.

Our opinion represents our legal judgment as to the described federal income tax consequences of the Integrated Merger. Our opinion is based upon the Code, the Income Tax Regulations promulgated thereunder, and administrative and judicial determinations, all as of the date hereof and all of which are subject to change either prospectively or retroactively, and our knowledge of the facts as of the date hereof. If either (i) the relevant facts at the time of closing differ from those represented to us in the Representation Certificates or reflected in the Documents, (ii) the Integrated Merger is completed under terms not contained in the Merger Agreement and the Mid-Tier Merger Agreement, (iii) our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we do not assume any responsibility to provide a revised opinion or other advice, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

Tri-County Financial Group, Inc.

August 31, 2026

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service (the “Service”) as to the federal income tax consequences of any aspect of the Integrated Merger and that our opinion is not binding on the Service. You should also be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.

We hereby consent to (i) the reference to our opinion in the Registration Statement, (ii) the filing of this opinion as an exhibit to the Registration Statement and (iii) the use of our name in the Registration Statement. In giving such consent, however, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP